Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249568) pertaining to the 2018 Equity Incentive Plan, 2020 Incentive Award Plan, and 2020 Employee Stock Purchase Plan of Aligos Therapeutics, Inc. of our report dated March 23, 2021, with respect to the consolidated financial statements of Aligos Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

March 23, 2021